Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

Each of the entities below hereby agree to the joint filing on behalf of each of them of this Schedule 13G, as well as all future amendments to this Schedule 13G, with respect to securities of Vista Energy, S.A.B. de C.V., and that this Agreement may be included as an Exhibit to such joint filing. This Agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 13, 2023.

Al Mehwar Commercial Investments LLC

By:	/s/ Saoud Essa Almulla
Name:	Saoud Essa Almulla
Title:	Authorized Signatory

By:	/s/ Yousef Abdul Aziz Al Harmoodi
Name:	Yousef Abdul Aziz Al Harmoodi
Title:	Authorized Signatory

Abu Dhabi Investment Council Company P.J.S.C.

By:	/s/ Yousef Abdul Aziz Al Harmoodi
Name:	Yousef Abdul Aziz Al Harmoodi
Title:	Authorized Signatory

By:	/s/ Saoud Essa Almulla
Name:	Saoud Essa Almulla
Title:	Authorized Signatory